Exhibit 99.2

Inland Bancorp, Inc.

SPECIAL MEETING OF STOCKHOLDERS
[●], 2023 at [●] [a.m./p.m.] Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Inland Bancorp, Inc. (“Inland”) hereby appoints [●] and [●], or any of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all such shares of Inland as to which the undersigned is entitled to vote at the Special Meeting of Stockholders of Inland and at all adjournments thereof, to be held at [●], located at [●] on [●], 2023 at [●] [a.m./p.m.] Central Time (the “special meeting”) in accordance with the following instructions.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTIONS ARE MADE BUT THIS PROXY CARD IS SIGNED, THE SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS PRESENTED FOR WHICH NO DIRECTION IS MADE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

1.	Adoption of the Agreement and Plan of Merger, dated as of November 30, 2022, by and among Byline Bancorp, Inc., Butterfield Acquisition Corporation and Inland, and the approval of the transactions contemplated thereby (the “merger proposal”).

☐ FOR                      ☐ AGAINST                ☐ ABSTAIN

2.	Approval of one or more adjournments of the special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal.

☐ FOR                      ☐ AGAINST                ☐ ABSTAIN

3.	Transaction of such other business as may properly come before the special meeting and any adjournments or postponements thereof.

Date: ________________
Signature of Stockholder

Name:	Title:
(See instruction 2)
Date: ________________
Signature of Stockholder (Joint Owner(s))

Name:	Title:
(See instruction 2)

Instructions:

(1)	Please mark, sign and date your proxy as soon as possible and return it in the postage-paid envelope we have provided or return a copy by email to [●],[●] at [●]. Your proxy must be received by [●], 2023 in order for your shares to be voted by proxy at the special meeting.

(2)	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Total Shares: